UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2012

Renewable Energy Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-35397	26-4785427
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

416 South Bell Avenue

Ames, Iowa 50010

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (515) 239-8000

Former name: REG Newco, Inc.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 24, 2012, Renewable Energy Group, Inc. (the “Company”) acquired a 60 million gallon per year facility located in Seneca, Illinois (the “Seneca Facility”), which the Company had previously leased and operated pursuant to arrangements disclosed by the Company in its Current Report on Form 8-K filed on April 15, 2010. The Company acquired the Seneca Facility pursuant to the exercise of its options under the Funding, Investor Fee and Put/Call Agreement, dated as of April 8, 2010, as amended, (“Put/Call Agreement”), by and among the Company, Seneca Landlord, LLC (“Seneca Landlord”) and certain subsidiaries of the Company. Seneca Landlord was owned by Seneca Biodiesel Holdco, LLC which is owned by three significant stockholders of the Company or their affiliates: Bunge North America, Inc., USRG HoldcoV, LLC and West Central Cooperative. Pursuant to the Put/Call Agreement, the Company acquired all of the equity interests of Seneca Landlord, which owned the Seneca Facility, in exchange for $12,000,000, of which approximately $937,000 was previously paid, and 60,000 shares of the Company’s Common Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2012

RENEWABLE ENERGY GROUP, INC.

By:	/s/ Chad Stone
Chad Stone
Chief Financial Officer